UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      September 13, 2005

PATRICK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3922	35-1057796

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800 South 14th Street, P.O. Box 638, Elkhart, Indiana)	46515

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (574) 294-7511

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

A. Registration Rights Agreement

On September 13, 2005, Patrick Industries, Inc. (the “Company”) entered into a registration rights agreement (the “Agreement”) with Tontine Capital Partners, L.P. (“Tontine”). The Agreement was entered into in connection with Tontine’s purchase of 890,221 shares of common stock of the Company from Mervin and Dorothy Lung (the “Stock Sale”) and Mr. Lung’s resignation from the Company’s Board of Directors.

The Agreement provides that, during the two year period after the date of the Agreement, Tontine may demand that the Company register for resale the shares owned by Tontine or its affiliates on a Form S-3 Registration Statement, subject to certain exceptions as provided in the Agreement. In addition, as long as Tontine beneficially owns more than 8.9% of the outstanding common stock of the Company, Tontine is entitled to piggy-back registration rights in the event that the Company files a registration statement with the Securities and Exchange Commission, subject to certain exceptions as provided in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

B. Amendment to Shareholder Rights Agreement

In connection with the Stock Sale and the Company’s entering into the Agreement, the Company’s Board of Directors approved an amendment (the "Rights Amendment") to the Rights Agreement, dated as of March 16, 1996, by and between the Company and Harris N.A., successor by merger to Harris Trust and Savings Bank. The Rights Amendment is further described in Item 3.03 below.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

As described in Item 1.01 of this Current Report on Form 8-K, on September 13, 2005, the Company entered into the Rights Amendment, so that the Stock Sale and Tontine’s ownership of common stock, to the extent that it represents less than 30% of the outstanding common stock of the Company, would not constitute a Separation Date or a Triggering Event under the Rights Agreement. The Rights Amendment, as amended, provides, among other things, that:

(i) Jeffrey L. Gendell, Tontine Capital Partners, L.P. and Tontine Capital Management L.L.C. or any of their affiliates or associates, acting individually, with another person, or as part of the group identified by their Schedule 13D relating to the Stock Sale, as first filed with the Securities and Exchange Commission, solely to the extent that such persons referenced in this clause (i) are, individually or in the aggregate, the beneficial owners at all times of less than 30% of the common stock of the Company outstanding, shall not be deemed to be an “Acquiring Person” under the Rights Agreement;

(ii) neither a "Separation Date" nor a "Stock Acquisition Date" shall be deemed to have occurred solely as the result of the execution and delivery of and/or the consummation of the Stock Sale;

(iii) a Triggering Event shall not be deemed to have occurred solely as the result of the Stock Sale;

(iv) the Rights shall not be adjusted or become exercisable in accordance with Section 11(a) of the Rights Agreement as a result of (i) the Stock Sale, or (iv) any purchase or acquisition of Common Stock by any or all of Jeffrey L. Gendell, Tontine Capital Partners, L.P. and Tontine Capital Management L.L.C. or any of their affiliates or associates, acting individually, with another person, or as part of the group identified by their Schedule 13D relating to the Stock Sale as first filed with the Securities and Exchange Commission, solely to the extent that, after the completion of such purchase or acquisition, such persons identified in this clause (iv) would beneficially own, individually or in the aggregate, less than 30% of the common stock of the Company outstanding at all times.

The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Rights Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.02.       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective with the closing of the Stock Sale, on September 13, 2005, Mr. Lung resigned from the Board of Directors of the Company.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On September 13, 2005, the Company issued a press release regarding the Stock Sale, Mr. Lung’s resignation from the Board of Directors, the Rights Amendment and the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

10.1 Amendment, dated September 13, 2005, to the Shareholder Rights Agreement between the Company and the Harris Bank, N.A., as rights agent.

10.2 Registration Rights Agreement, dated September 13, 2005, between the Company and Tontine.

99.1 Press Release issued September 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

DATE September 13, 2005	BY	/s/ Andy L. Nemeth

Andy L. Nemeth
Vice President – Finance
and Chief Financial Officer